UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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OWC Pharmaceutical Research Corp.

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OWC Pharmaceutical Research Corp.

2 Ben Gurion St.

Ramat Gan, Israel

+972-72-260-8004

Dear Fellow Stockholder:

We recently sent you a proxy statement and form of proxy in connection with our Special Meeting of Stockholders scheduled for December 20, 2019.

Please be aware that Proposal 1 to authorize a reverse stock split of our common stock requires the approval of a majority of all outstanding shares of our common stock and Series A Preferred Stock entitled to vote. Not voting your shares will have the same effect as a vote AGAINST the reverse stock split proposal. Regardless of the number of shares you own, it is important that they be represented at the Special Meeting. Your vote matters to us. Even if you plan to attend the Special Meeting, please vote your shares now so that your vote can be counted without delay.

On September 16, 2019, we received a Bid Price Deficiency Notice (the “Notice”) from OTC Markets Group that the bid price of our common stock had closed below $0.01 for more than 30 consecutive calendar days and thus no longer met the Standards for Continued Eligibility for OTCQB as per the OTCQB Standards Section 2.3(2). The Notice stated that, pursuant to Section 4.1 of the OTCQB Standards, we were granted a cure period of 90 calendar days (until December 15, 2019) during which the minimum closing bid price for our common stock must be $0.01 or greater for ten consecutive trading days in order to continue trading on the OTCQB marketplace. On November 7, 2019, the Company’s cure period was extended until February 5, 2020. If this requirement is not met by the end of the cure period, our securities will be removed from the OTCQB marketplace.

If the reverse stock split is not approved by our stockholders and the bid price of our common stock does not close at $0.01 or greater for ten consecutive trading days, our common stock will no longer trade on the OTCQB and will instead likely trade on the OTC Pink market, which is the lowest tier and most speculative of the OTC Markets Group’s trading platforms. We believe that this change could make our common stock even less attractive to investors. Accordingly, we believe that the reverse stock split is in our stockholders’ best interests.

Because of the importance of this vote, we may be contacting unvoted stockholders by both mail and telephone to ensure that their votes are received and tallied in time to be counted at the Special Meeting.

Please sign, date and return the enclosed proxy card as soon as possible. You may also be able to vote by toll-free telephone call or over the Internet. Simply follow the instructions on the enclosed proxy card.

Thank you for your support.

Sincerely,

/s/ Stanley Hirsch
Dr. Stanley Hirsch
Chairman of the Board of Directors
OWC Pharmaceutical Research Corp.